UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 21, 2013

FINANCIAL ENGINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34636	94-3250323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1050 Enterprise Way, 3d Floor Sunnyvale, California	94089
(address of principal executive offices)	(Zip Code)

(408) 498-6000

(Registrant’s telephone number, Including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (127 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Performance Based, Long-Term Incentive Program

In February 2013, Financial Engines, Inc. (“Financial Engines”) adopted a long-term performance based incentive program (“LTIP”) for senior executive employees, including its named executive officers and certain of its Section 16 executive officers. As previously reported in the definitive proxy statement filed on Schedule 14A by Financial Engines on April 1, 2013 (the “Proxy Statement”) in connection with its 2013 Annual Meeting of Stockholders (the “Annual Meeting”), the LTIP provides for the award of performance-based stock units (“PSUs”) under the 2009 Stock Incentive Plan (subject to stockholder approval of the amended and restated 2009 Stock Incentive Plan (the “Plan”), which is attached hereto as Exhibit 10.1). In March 2013, Financial Engines granted PSUs to certain of its executive officers, subject to stockholder approval of the Plan. As the stockholders of Financial Engines approved the Plan at the Annual Meeting on May 21, 2013, the LTIP awards disclosed in the Proxy Statement were not cancelled and continue to vest based on performance over 3-year and 5-year periods pursuant to the terms described in the Proxy Statement. Financial Engines granted these LTIP awards pursuant to a Performance Stock Unit Award Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

2014 Executive Cash Incentive Plan

In February 2013, Financial Engines adopted the 2014 Executive Cash Incentive Plan (the “2014 Executive CIP”), subject to stockholder approval. As described in the Proxy Statement, the 2014 Executive CIP provides for cash bonus payments to its executives and the amount of a performance-based bonus payment varies depending on the extent to which Financial Engines achieves its performance criteria within the applicable 2014 Executive CIP measurement period. The performance criteria can be measured either individually, alternatively or in any combination, applied to either the individual or to Financial Engines as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, or on the basis of any other specified period, on an absolute basis or relative to a designated group of companies or relative to a pre-established target or a previous performance period’s results, subject to specified adjustments. The performance criteria will include one or more criteria as set forth in the 2014 Executive CIP, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

The stockholders of Financial Engines approved the 2014 Executive CIP at the Annual Meeting on May 21, 2013.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Financial Engines held the Annual Meeting on May 21, 2013. There were 48,718,885 shares of common stock entitled to vote at the Annual Meeting, of which 46,227,120 shares were voted in person or by proxy. The following matters were voted upon as follows:

Proposal 1:	Election of three Class III directors to hold office until the 2016 Annual Meeting of Stockholders or until their successors are elected and qualified:

NOMINEES	FOR	WITHHELD	BROKER NON- VOTES
Heidi K. Fields	43,066,230	354,565	2,806,325
Joseph A. Grundfest	42,514,201	906,594	2,806,325
Paul G. Koontz	42,788,522	632,273	2,806,325

Proposal 2:	The ratification of the selection by the Audit Committee of the Board of Directors of KPMG LLP as Financial Engines’ independent registered public accountants:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
46,206,327	10,508	10,285	Not applicable.

Proposal 3:	Approval of the amended and restated 2009 Stock Incentive Plan:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
37,423,780	5,765,655	231,360	2,806,325

Proposal 4:	Approval of the 2014 Executive Cash Incentive Plan:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
43,066,688	279,848	74,259	2,806,325

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

#10.1	Amended and Restated 2009 Stock Incentive Plan.

#10.2	Form of Performance Stock Unit Award Agreement.

#10.3	2014 Executive Cash Incentive Plan.

#	Indicates management contract, compensatory plan or arrangement.

SIGNATURE

Pursuant to the requrieme3nets of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2013

FINANCIAL ENGINES, INC.

By:	/s/ Raymond J. Sims
Raymond J. Sims
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

#10.1	Amended and Restated 2009 Stock Incentive Plan.

#10.2	Form of Performance Stock Unit Award Agreement.

#10.3	2014 Executive Cash Incentive Plan.

#	Indicates management contract, compensatory plan or arrangement.

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